SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                           Regency Realty Corporation
                (Name of Registrant as Specified in its Charter)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                              TRAILER BRIDGE, INC.

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

   To the Stockholders of Trailer Bridge, Inc.:

      The Annual Meeting of Stockholders of Trailer Bridge, Inc. a Delaware corporation (the "Company"), will be held at the company's facility at 10405 New Berlin Road East, Jacksonville, Florida 32226 at 10:00 A.M. Jacksonville time on Wednesday, May 20, 1998 for the following purposes:

      (1) To elect four directors of the Company to hold office until the next annual meeting of stockholders; and

      (2) To approve the Employee Stock Purchase Plan recommended by the directors; and

      (3) To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.

        A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 also accompanies this Notice.

      The Board of Directors has fixed the close of business on March 31, 1997, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                           By order of the Board of
                                           Directors,



                                           WILLIAM G. GOTIMER, JR.
                                           Secretary and General Counsel


   Jacksonville, Florida
   April 23, 1998

   PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
   RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER
   OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                          TRAILER BRIDGE, INC.
                       10405 NEW BERLIN ROAD EAST
                       JACKSONVILLE, FLORIDA 32226

                            PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Trailer Bridge, Inc., a Delaware corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 20, 1998, and any adjournment thereof (the "Annual Meeting"). This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about April 23, 1998.

      The Company's common stock, $.01 par value (the "Common Stock") is the only issued and outstanding class of stock. Only stockholders of record at the close of business on March 31, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 9,777,500 shares of Common Stock outstanding and entitled to vote.


   VOTING RIGHTS AND PROCEDURES

      Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with the recommendation of the Board of Directors on all proposals. A stockholder giving a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person.

      Each share of Common Stock is entitled to one (1) vote. The holders of Shares having a majority of the votes which could be cast by the holders of all Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not present or represented at the Annual Meeting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter. M.P. McLean owns 5,338,000 shares of Common Stock. Consequently, M.P. McLean controls approximately 55% of the voting power of the Company on all matters presented for stockholder action.

      Directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no effect on the outcome of the election.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and such election inspectors will determine whether or not a quorum is present.

      The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 1998 Annual Meeting of Stockholders enclosed herewith. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the holders of Common Stock having a majority of the votes present in person or represented by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company's Certificate of Incorporation, the Company's By-laws or applicable law. A list of stockholders as of the record date will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting at the Company's offices in Jacksonville.


   ELECTION OF DIRECTORS

      The number of directors of the Company, as determined by the Board of Directors under Article III of the Company's By-laws, is currently four. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

      The nominees for whom the enclosed proxy is intended to be voted are set forth below. Each nominee for election as director currently serves as a director of the Company. It is not contemplated that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxy holder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.



                       Nominees for Election as Directors

   Name                     Age       Business Experience During the Past Five Years and Other Information
   ----                     ---       --------------------------------------------------------------------

   M.P. McLean              84        Mr. McLean, a director since April 1991,
                                      is the founder and principal stockholder
                                      of Trailer Bridge. His principal business
                                      activity during the past five years has
                                      related to developing Trailer Bridge. He
                                      served as President from June 1991 to July
                                      1992 and from January 1995 to November 1995.
                                      Mr. McLean is a pioneer in transportation
                                      who is responsible for a number of innovations
                                      in both trucking and shipping and who is best
                                      known as the founder of container shipping.
                                      He built McLean Trucking Company into one of
                                      the largest and most profitable trucking
                                      companies in the U.S., where it was the first
                                      major user of diesel engines in its tractors.
                                      In the mid-1950's, he purchased two steamship
                                      companies which were combined to form Sea-Land
                                      Service, Inc. ("Sea-Land") which introduced
                                      and developed container shipping.  Following
                                      the sale of Sea-Land in 1968, Mr. McLean went
                                      on to found McLean Industries whose principal
                                      subsidiary, U.S. Lines, became the largest
                                      container shipping company in the world. His
                                      business accomplishments led to his induction
                                      in the Fortune Magazine Business Hall of Fame,
                                      and he was referred to by a leading business
                                      magazine as "one of the few men who changed
                                      the world."

   John D. McCown           43        Mr. McCown, a director since April 1991, has
                                      served as the Chairman of the Board and Chief
                                      Executive Officer since November 1995. From
                                      July 1992 to November 1995, Mr. McCown was Vice
                                      President of the Company.  In addition to his
                                      role at Trailer Bridge, he is President and Chief
                                      Executive Officer of Kadampanattu Corp., an
                                      affiliate of Trailer Bridge that owns two vessels
                                      now utilized by Trailer Bridge in its present
                                      Puerto Rico service.  Mr. McCown has worked for
                                      Malcom P. McLean in various capacities since
                                      1980. Mr. McCown is a graduate of Harvard
                                      Business School (MBA, 1980) and Louisiana State
                                      University (BBA, 1975).  Mr. McCown also serves
                                      on the Audit Committee.

   Kenneth G. Younger       72        Mr. Younger, a director since September 1997,
                                      is the former Chairman and Chief Executive Officer
                                      of Carolina Freight Corporation a position he
                                      held from 1977 to 1990 and 1993-1994.  Prior to
                                      joining Carolina Freight Corporation, a large
                                      less-than-truckload trucking concern in 1970,
                                      Mr. Younger held various management positions
                                      with Sea-Land Services. Mr. Younger also serves
                                      on the board of directors of Kenan Transport,
                                      Company  Mr. Younger serves on both the Compensation
                                      and Audit Committees.

   Artis E. James           51        Mr. James, a director since September 1997, is
                                      the President and Chief Executive Officer of
                                      Purcell Co., Inc., a real estate development
                                      company with properties in the southeastern U.S.
                                      Mr. James has held that position since 1979.
                                      Purcell Co., Inc. is a subsidiary of a company
                                      where M.P. McLean is the majority stockholder.
                                      Mr. James serves on both the Compensation and
                                      Audit Committees.

      The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above. Because M.P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote for the election of each nominee for director named above, such election is assured.


                        EXECUTIVE OFFICERS OF THE COMPANY

        Executive officers of the Company serve at the will of the Board of Directors. The executive officers of the Company are as follows:

               NAME               AGE                 POSITION
               ----               ---                 --------

   John D. McCown  . . . . .      43       Chairman of the Board and Chief
                                           Executive Officer
   Ralph W. Heim . . . . . .      51       President and Chief Operating
                                           Officer
   Wayne Hodges  . . . . . .      48       Vice President of Sales
   J. Edward Morley  . . . .      50       Vice President of Operations
   Mark A. Tanner  . . . . .      46       Vice President of Administration
                                           and Chief Financial Officer
   Robert van Dijk . . . . .      51       Vice President of Pricing
   William G. Gotimer, Jr  .      38       Secretary and General Counsel


      Mr. Heim has served as President since November 1995 and Chief Operating Officer since January 1992. From May 1991 until November 1995, Mr. Heim served as Vice President of the Company. Prior to joining Trailer Bridge in 1991, Mr. Heim worked at Crowley Maritime Corporation for five years in various operating capacities primarily related to its Puerto Rico service. His other transportation experience includes more than 15 years with Sea-Land, Puerto Rico Marine Management and U.S. Lines in diverse domestic and international assignments. Mr. Heim graduated from Jacksonville University with a B.S. in Business Management.

      Mr. Hodges has served as Vice President of Sales since November 1995. Prior to joining Trailer Bridge in September 1995, he served as General Sales Manager for M.S. Carriers, a major nationwide truckload carrier based in Memphis. Mr. Hodges was that company's first salesman, beginning in 1982. Prior to his association with M.S. Carriers, Mr. Hodges' trucking experience included terminal manager positions at Mistletoe Express and United Parcel Service as well as a branch manager position at a trailer sales dealer.

      Mr. Morley has served as Vice President of Operations since July 1992 and is responsible for marine and terminal operations. Prior to joining Trailer Bridge in 1991, Mr. Morley was with Sea-Land where he was responsible for operations in Puerto Rico from 1990 to 1991. Mr. Morley's overall transportation experience with major container transportation companies spans over 25 years.

      Mr. Tanner, a CPA, has served as Vice President of Administration and Chief Financial Officer since January 1992. Mr. Tanner joined Trailer Bridge in 1991 from Crowley Maritime where he was Manager of Analysis and Statistics for four years. His prior experience includes three years as Manager of Corporate Planning for The Charter Company, which was a Jacksonville based $5 billion publicly-held company, and five years in public accounting.

      Mr. van Dijk has served as Vice President of Pricing since July 1992 and directs all pricing related activities. Prior to joining Trailer Bridge in 1991, Mr. van Dijk worked for Crowley Maritime, where he directed pricing for the Puerto Rico service. Mr. van Dijk's pricing related experience includes over 30 years with American Transport, U.S. Lines, Weyerhauser Shipping, Sea-Land and Holland America Lines.

      Mr. Gotimer has served as General Counsel since 1991. Mr. Gotimer also acts as legal counsel for Malcom P. McLean, including General Counsel for Kadampanattu Corp. His previous experience includes legal counsel with British Airways, Plc., Pan American World Airways and McLean Industries. Mr. Gotimer has an LL.M. degree in Taxation from New York University School of Law and both a JD and BS degree in accounting from St. John's University.


                      MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors has both an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. During the fiscal year ended December 31, 1997, the Board of Directors met once and the Audit and Compensation Committees met once. During 1997, all directors attended 100% of the meetings of the Board of Directors and the committees thereof on which they served.

      The duties of the Audit Committee are to oversee the Company's internal control structure; review the Company's financial statements and other financial information to be included in the Company's 10-K and annual report to stockholders; select the independent auditors for the Company; and review the Company's annual audit plan. The members of the Audit Committee are Messrs. McCown, Younger and James.

      The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers; to exercise the authority of the Board of Directors concerning the Company's 1997 Incentive Stock Plan; and to advise the Board of Directors on other compensation and benefit matters. The members of the Compensation Committee are Messrs. Younger and James.

                  OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

      The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the executive officers of the Company named in the table under "Compensation of Directors and Executive Officers-- Summary Compensation Table," (iii) all directors and executive officers of the Company as a group, and (iv) based on information available to the Company and a review of statements filed with the Commission pursuant to Section 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each person that owns beneficially (directly or together with affiliates) more than 5% of the Common Stock as of December 31, 1997, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of the Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                           Number (1)
             Name                           Shares               Percentage
             ----                          ----------            ----------

   Malcom P. McLean(4) . . . . . . . . .    5,338,000               55.6%
   Clara L. McLean(4)  . . . . . . . . .    1,334,500               13.6%
   John D. McCown(1)(4)  . . . . . . . .    1,335,700               13.6%
   Ralph W. Heim(2)  . . . . . . . . . .      140,375                1.4%
   J. Edward Morley(2) . . . . . . . . .       51,025                 .5%
   Robert Van Dijk(2)  . . . . . . . . .       51,025                 .5%
   Mark A. Tanner(2) . . . . . . . . . .       51,025                 .5%
   Wayne Hodges(2) . . . . . . . . . . .       51,225                 .5%
   Wanger Asset Management, L.P. and
     Wanger Asset Management Ltd., (3) .      622,000                6.4%

   All Directors and Executive Officers
     As A Group. . . . . . . . . . . . .    5,734,900               58.7%


   (1) Includes 1,334,500 shares subject to immediately exercisable options granted by Malcom P. McLean to Mr. McCown in February 1994 and May 1997.

   (2) Shares subject to options granted in July 1997 under the Company's Incentive Stock Plan which become exercisable 20% per year beginning on the first anniversary of the grant.

   (3) Wanger Asset Management, L.P. ("WAM") and Wanger Asset Management Ltd., the general partner of WAM ("WAM Ltd.") filed a Schedule 13G with the Commission indicating beneficial ownership of 622,000 shares of Common Stock. According to the Schedule 13G, WAM and WAM Ltd. each have shared dispositive power with respect to all 622,000 shares of Common Stock beneficially owned. The number of shares beneficially owned by WAM and WAM Ltd. is indicated as of December 31, 1997. The address of WAM and WAM Ltd. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

   (4) The address of each individual is 660 Madison Avenue, 10th Floor, New York, New York 10021.


   Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's 1997 fiscal year all applicable Section 16(a) filing requirements were complied with by the officers, directors, and greater than ten-percent beneficial owners.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

   Summary Compensation Table

        The following table sets forth a summary of the annual, long-term, and other compensation for services rendered to the Company for the fiscal years ended December 31, 1996 and December 31, 1997 paid or awarded to those persons who were, at December 31, 1997: (i) the Company's chief executive officer, and (ii) the Company's five most highly compensated executive officers other than the chief executive officer (collectively, including the Company's chief executive officer, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                                       Long-Term
                                                       Annual Compensation                            Compensation
                             ----------------------------------------------------------------         ------------
                                                                                 Other Annual           Options/        All Other
    Name and                                  Salary             Bonus          Compensation             SARs         Compensation
    Principal Position       Year               ($)               ($)               ($)                   (#)            ($)(2)
    ------------------       ----             ------             -----          ------------            --------       ------------


    John D. McCown(3)        1997              260,443           64,231              --                     --          8,529,096(1)
    Chairman of the Board    1996              235,864           37,311              --                   --               --
    and CEO

    Ralph W. Heim            1997              165,000          110,945              --                 137,375          6,113
    President and            1996              154,904           64,446              --                   --             6,113
    Chief Operating
    Officer

    J. Edward Morley         1997              112,070           64,231              --                 51,025           3,390
    Vice President of        1996              112,405           37,311              --                   --             3,950
    Operations

    Robert van Dijk          1997              108,724           64,231              --                 51,025           4,417
    Vice President of        1996              108,724           37,311              --                   --             4,488
    Pricing

    Mark A. Tanner           1997              108,000           64,231              --                 51,025           4,008
    Vice President of        1996              104,635           37,311              --                   --             3,978
    Administration & CFO

    Wayne Hodges             1997              107,763           64,231              --                 51,025           4,056
    Vice President of        1996              104,183           37,311              --                   --             3,707
    Sales


   (1) Representing the difference between the exercise price and the initial public offering price on shares granted by the majority stockholder of the Company. In connection with this option, the Company recorded a non-recurring, non-cash charge for compensation expense and a credit to paid in capital in the same amount. This option does not involve the issuance of additional shares of Common Stock and therefore any subsequent purchase of shares under the option will not have a dilutive effect on the Company's book value or earnings per share amounts.

   (2)  Represents the Company's matching contribution to the Company's
        Section 401(k) deferred compensation plan and excess group life insurance premiums respectively, as follows: In 1996 Mr. Heim, $4,500 and $1,613; Mr. Morley, $3,344 and $606; Mr. van Dijk, $3,523 and
        $965; Mr. Tanner, $3,400 and $578; and Mr. Hodges, $3,125 and $582.
        In 1997 Mr. McCown, $0 and $425; Mr. Heim, $4,500 and $1,613; Mr.
        Morley, $3,120 and $270; Mr. van Dijk, $3,452 and $964; Mr. Tanner, $3,431 and $578; and Mr. Hodges, $3,451 and $605.

   (3) In 1996 and in 1997 until the closing of the Company's public offering, Mr. McCown provided services to the Company in connection with the Company's vessel charter from its affiliate, Kadampanattu Corp. The amount shown as salary on the above table for 1996 was paid by the affiliate. Commencing with the closing of the initial public offering, Mr. McCown's compensation has been paid directly by the Company and the Company's charter payments were reduced in a corresponding amount.

   Option/SAR Grants In Last Fiscal Year

      The following table summarizes the grants of stock options awarded to the Named Executive Officers during the fiscal year ended December 31, 1997, under the Company's Incentive Stock Plan.

                                            Individual Grants(1)
                            -----------------------------------------------------
                                          % of                                         Potential Realizable Value at Assumed
                            Options/      Total                                        Annual Rates of Stock Price
                              SAR       Options/                                       Appreciation for Option Term (4)
                            Granted       SARs          Exercise       Expiration      -------------------------------------
        Name                  (#)        Granted     Price ($/sh)(2)    Date(3)              5%($)               10%($)
        ----                --------    --------     ---------------   ----------            -----               ------

    Ralph W. Heim . . .     137,375       29.2%           10.00         07/22/07            863,944            2,189,404
    J. Edward Morley  .      51,025       10.8%           10.00         07/22/07            320,894              813,207
    Robert van Dijk . .      51,025       10.8%           10.00         07/22/07            320,894              813,207
    Mark A. Tanner  . .      51,025       10.8%           10.00         07/22/07            320,894              813,207
    Wayne Hodges  . . .      51,025       10.8%           10.00         07/22/07            320,894              813,207


   (1) An immediately exercisable option was granted by Malcom P. McLean to Mr. McCown in May 1997 covering 942,000 shares with an exercise price of $.95 per share. A compensation charge of $8,528,670 has been entered by the Company and included in the Summary Compensation Table under Other Annual Compensation. The option has a term of ten years.

   (2) The exercise price equals the initial public offering price of the Common Stock.

   (3) The options were granted on July 22, 1997 and vest ratably over a five-year period, expiring ten years after their grant date.

   (4)  The potential realizable dollar value of a grant is the product of:
        (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%), and (ii) the per-share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

   Aggregated Option/SAR Exercises In Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table provides information concerning options exercised by the Named Executive Officers during the fiscal year ended December 31, 1997, and the value at December 31, 1997, of unexercised options under the Company's Incentive Stock Plan.

                                                   Number of          Value ($) of
                                                  Unexercised     Unexercised In-the-
                        Shares                     Options at       Money Options at
                       Acquired                December 31, 1997   December 31, 1997
                          on                   -----------------   -----------------
                       Exercise      Value        Exercisable/        Exercisable/
          Name           (#)      Realized ($)   Unexercisable       Unexercisable
          ----         --------   ------------   -------------       -------------

    Ralph W. Heim         0            0          0 / 137,375            0 / 0
    J. Edward Morley      0            0          0 /  51,025            0 / 0
    Robert van Dijk       0            0          0 /  51,025            0 / 0
    Mark A. Tanner        0            0          0 /  51,025            0 / 0
    Wayne Hodges          0            0          0 /  51,025            0 / 0


   Compensation of Directors

      Directors who are not employees of the Company receive an annual retainer of $5,000 and $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended by such director (if such committee meeting is held other than on the day of a Board meeting), plus reimbursement of expenses incurred in attending such meetings. Directors who are employees of the Company do not receive additional compensation for such services.

   Compensation Committee Interlocks And Insider Participation

      The Company's Compensation Committee established after the completion of the Company's initial public offering is comprised of the Company's two independent directors. Prior to the offering, Malcom P. McLean and John D. McCown made all decisions concerning executive officer compensation. Mr. McLean is the sole stockholder and Mr. McCown is the President and Chief Executive Officer of Kadampanattu Corp., which charters two vessels currently used by the Company. See "Certain Transactions."

   REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee approves the policies under which compensation is paid or awarded to the Company's executive officers. The Compensation Committee consists of the two independent members of the Board. The 1997 compensation structure was already determined when the Compensation Committee assumed its responsibilities in September, 1997. Prior to the offering, M.P. McLean and John D. McCown made all decisions concerning executive office compensation

   Board of Directors Compensation Committee Philosophy & Description of Compensation Programs

      The Company's compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with the industry standards and attract and retain outstanding executives.

      The Company's executive compensation program has three components--base salary, annual incentives, and incentive stock plan options. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.

      In reviewing base salaries of senior management for 1997 and salary compensation for 1998, including the salary of Mr. John D. McCown, the Company's Chief Executive Officer, the Compensation Committee reviewed and considered (i) compensation information disclosed by similarly-sized publicly held transportation companies; (ii) the financial performance of the Company, as well as the role and contribution of the particular executive with respect to such performance and (iii) non-financial performance related to the individual executive's contributions.

      Base Salary: To attract and retain qualified executives, base salary is determined using competitive criteria within the transportation industry. Salary increases are based on individual performance and, to a lesser extent, trends within the industry.

      Annual Incentive: The Company's bonus plan recognizes and rewards executives for taking actions that build the value of the Company, generate competitive total returns for stockholders, and provide value-added solutions for the Company's customers. Bonus compensation is based upon a point system that allocates an overall bonus based upon Company performance. The allocation of points under this system is based upon the subjective decision of the compensation committee.

      Incentive Stock Plan Options: The Company's Incentive Stock Plan Options serve to reward executive performance that successfully executes the Company's long-term business strategy and builds stockholder value. During fiscal year 1997, stock options were granted to the Company's executive officers at the time of the Offering. The grants were designed to motivate each executive officer to continue the Company's growth.


                                                COMPENSATION COMMITTEE
                                                Artis E. James
                                                Kenneth G. Younger


   Compensation Administration

      The Compensation Committee will follow an annual cycle to administer each of the three components of executive compensation. The integrity of the Company's compensation program relies on an annual performance evaluation process.


   Performance Graph

      The following line graph compares the Company's cumulative total stockholder return on its Common Stock since July 29, 1997, the date that the Common Stock began trading, with the cumulative total return of the Nasdaq US Index and the S & P Truckers Index. These comparisons assume the investment of $100 on July 29, 1997 in each index and in the Company's Common Stock and the reinvestment of dividends. The graph assumes that $100 of the Company's common stock was purchased on July 29, 1997, at the initial public offering price of $10.00 per share. The Company has paid no dividends since its inception. There is no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company makes no predictions as to the future performance of its stock


                      COMPARISON OF CUMULATIVE TOTAL RETURN


                              [GRAPH APPEARS HERE]

                                                    7/29/97    12/31/97


                     Trailer Bridge, Inc.(1)         100        88.75
                     Nasdaq US Index                 100        99.18
                     S&P Truckers Index              100       111.47
                     (the "Peer Group")

   (1) Based on the Company's initial public offering price of $10.00 per share.


                              CERTAIN TRANSACTIONS

        The Company charters two roll-on/roll-off barge vessels and the right to use related ramp structures in Jacksonville, Florida and San Juan, Puerto Rico from Kadampanattu Corp. ("K Corp"), which is wholly owned by Malcom P. McLean, the Company's founder, controlling stockholder and a director. The charters currently provide for a per vessel payment to K Corp of $10,050 per day and also require the Company to maintain and repair the vessels and ramps. The charters expire at the later of September 1, 2010 or the repayment of all obligations under K Corp's construction loan for the 1996 mid-body expansion program. Such obligations are scheduled to be repaid in quarterly installments ending June 30, 2003. Upon the expiration of the charters, the Company has the option to extend the charters for an additional eight years at $11,000 per day per vessel, or may purchase the vessels at their then fair market value. Total expense under these charters from K Corp was $3.6 million, $5.9 million and $7.5 million in 1995, 1996 and 1997, respectively. The charter payments were increased from $5,000 per day per vessel in 1996 following completion of the mid-body expansion. In the opinion of the Board of Directors, the terms of the charters are at least as favorable as those that could be obtained from unaffiliated third parties.

      The Company will continue a policy that any transactions with affiliated persons or entities will be on terms no less favorable to the Company than those that could have been obtained on an arms-length basis from unaffiliated third parties. Any such future transactions must also be approved by a majority of the disinterested directors.


                       2. PROPOSAL TO ADOPT  THE EMPLOYEE
                               STOCK PURCHASE PLAN

      At the Meeting, the stockholders will be asked to approve a plan under
   Section 423 of the Internal Revenue Code of 1986 to allow employees to purchase shares of the Company's Common Stock at 85% of market value through the use of payroll deductions (the "Employee Stock Purchase Plan"). Under the terms of the plan eligible employees, those that are full time employees of the Company and its affiliates, may direct up to 10% of base salary to the plan for use each six months to purchase shares of Common Stock of the Company at 85% of the then market price. Adoption of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal in person or by proxy at the Meeting.

      Purpose of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to promote an increased proprietary interest in the Company by employees, thereby aligning their interests more closely with the interests of stockholders generally.

      Shares to be Purchased Under the Employee Stock Purchase Plan. Each eligible employee may, by election, designate a percentage, not to exceed 10%, of his or her base salary to be directed to the plan. Each six months, the number of shares credited to the account of each participant employee will equal the number of shares which could have been purchased on that date in the open market at 85% of the market price. The Plan will purchase such shares on the open market. The aggregate number of shares of Common Stock that may be purchased under the Employee Stock Purchase Plan may not exceed 150,000, subject to any adjustment due to recapitalization or reorganization of the Company.

      Termination and Amendment. The Board at any time may amend or terminate the Employee Stock Purchase Plan.

      The Board of Directors recommends that the stockholders vote FOR the approval of the Employee Stock Purchase Plan. Because M.P. McLean, the owner of approximately 55% of the outstanding Common Stock, intends to vote in the affirmative, the approval of such plan is assured.

                                    AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP as the independent accountant of the Company. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.


                           PROXY SOLICITATION EXPENSE

      The expense of proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company will, upon request, reimburse brokers, banks, and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.


                              STOCKHOLDER PROPOSALS

      Proposals of stockholders must be received in writing by the Secretary of the Company at the principal executive offices of the Company no later than December 26, 1998, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of stockholders.


                                  OTHER MATTERS

      The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

      Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE, and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.
   A stockholder may revoke his or her proxy at any time prior to voting.


                                           By order of the Board of
                                           Directors,


                                           WILLIAM G. GOTIMER, JR.
                                           Secretary and General Counsel

   Jacksonville, Florida
   April 23, 1998

                                   DETACH HERE

                                      PROXY

                              TRAILER BRIDGE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all previous proxies, hereby appoints JOHN
   D. McCOWN and WILLIAM G. GOTIMER, JR., and each of them, proxies with power of substitution to each, to vote and act at the annual meeting of common shareholders of TRAILER BRIDGE, INC. to be held at the office of the Company, 10405 New Berlin Road East, Jacksonville, Florida 32226, on Wednesday, May 20, 1998 at 10:00 A.M., and at any adjournment thereof, on and with respect to the Common Stock of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY ADJOURNMENT THEREOF.

              IMPORTANT- TO BE SIGNED AND DATED ON THE REVERSE SIDE

   [X]  Please mark
        votes as in
        this example.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

   1.   To elect four Directors:                       2.   To approve the Company's
                                                            Employee Stock Purchase
        Nominees:  Artis E. James, John D. McCown,          Plan
                   Malcom P. McLean and
                   Kenneth G. Younger                       FOR      AGAINST      ABSTAIN

                                                            [ ]        [ ]          [ ]
                  FOR            WITHHELD

                  [ ]              [ ]


       [ ]   ______________________________________
             For all nominees except as noted above



                                           MARK HERE FOR ADDRESS CHANGE AND     [ ]
                                           NOTE AT LEFT


                                           Please sign your name(s) exactly
                                           as it appears hereon. If signing
                                           as attorney or for estates, trusts
                                           or corporations, title or capacity
                                           should be indicated. PLEASE RETURN
                                           THIS PROXY PROMPTLY.


   Signature:__________ Date:________   Signature:____________ Date:_________
